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                                                                     Exhibit 2.8

                           ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT dated as of December 6, 2001 (the "Agreement") is made by and between Roseville Telephone Company, for itself and on behalf of its division RTC Alarm Monitoring Services (the "Seller"), a California corporation having offices at 200 Vernon Street, Roseville, California 95678, and KC Acquisition Corp. (the "Buyer") a New Jersey corporation having offices at 325 South River Street, Hackensack, New Jersey 07601. Together, the Seller and the Buyer are the "parties" hereto and each individually is a "party".


                                    RECITALS

         Seller is owner of certain assets used in the conduct of a fire and security alarm monitoring business, which business is located primarily at 200 Vernon Street, Roseville, California (the "Business"). Seller desires to sell certain contract monitoring assets of the Business to Buyer.

         Buyer desires to acquire certain of the assets of the Business owned by Seller.

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

         The Transaction.

1.1 Sale and Purchase of Assets. On and subject to the terms and conditions contained in this Agreement, at the Closing (as hereinafter defined), Seller shall sell to Buyer, and Buyer shall purchase from Seller, free and clear of any Liens, the following assets (collectively, the "Assets"):

         (A). Certain of the equipment, fixtures, furniture, office equipment and supplies, inventory and other tangible and intangible assets used or usable in the Business on the date of Closing as specifically listed on Exhibit 1.1(A) Asset Schedule, but specifically excluding the Excluded Assets (as hereinafter defined);

         (B). Custody of all of Seller's records specifically relating to the Assets (and not relating to any other assets of Seller).

         (C). All of the Seller's rights to and goodwill in connection with the Assets.

         (D). Seller's rights under all of its Retail Contracts and Dealer Contracts which are WRMR Contracts, including leases and other contracts which are necessary to the use and enjoyment of the Assets, as listed on Exhibit 1.1(D) Closing Contracts Schedule attached hereto (including any and all security deposits) (collectively, the "Contracts").

         (E). Seller's claims, causes of action and rights of recovery (including warranty and indemnity claims and the like) against manufacturers and/or suppliers of any assets included in the Assets.

         (F). Seller shall grant and assign to Buyer, its successors and assigns, non-exclusive right to use its name "RTC Alarm Monitoring Services" or any other name including the words "RTC" and "alarm" or otherwise (with the understanding that "Alarm" must be part of the name) in connection with the Buyer securing the full use and benefit of the Assets, but limited to a period of forty five (45) days

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from Closing (other than for collection efforts and agreed upon press releases which may require longer use) (the "License Period"). From and after Closing for the duration of the License Period, Seller and its officers shall take all steps to make the said name available to the Buyer for its non-exclusive use at the time of Closing and at all times thereafter during the License Period in connection with the Assets. Buyer admits the validity of, and agrees not to challenge any of Seller's rights in and to the name "RTC, Alarm Monitoring Services". Buyer also agrees that any and all rights that may be acquired by the use of that name by Buyer shall inure to the sole benefit of Seller. Buyer shall not use that name or any part thereof as part of its corporate name except with the disclaimer that it is not affiliated with Seller or any Affiliate thereof. Buyer shall not use any name or mark confusingly similar to that name, subject to the license granted hereunder.

         (G). All of Seller's rights to the use of all telephone numbers and telephone lines (with customer consent as to customer-owned lines). Seller agrees to cooperate with Buyer to have such telephone numbers and telephone lines assigned to the Buyer by the telephone company.

         (H). All advertising materials and all other printed or written materials relating to the Assets.

         (I). The right to receive and open mail, notes and accounts receivable remittances and payments and other communications addressed to Seller as relating to the ownership or use of the Assets on or alter the Closing.

         (J). All rights of Seller arising out of expenses that Seller has prepaid in connection with any of the Assets and as necessary for Buyer to conduct business at any location as Seller has heretofore conducted business there.

         (K) All Accounts Receivable of Seller in regard to the Business.

1.2 Excluded Assets. The following assets of Seller are, without limitation. specifically excluded from the assets sold and purchased under this Agreement (collectively, the "Excluded Assets"):

         (A). The corporate records of Seller other than as relating exclusively to the Assets or Contracts being assigned hereunder.

         (B). Cash, bank deposits and bank accounts.

         (C). Intercompany receivables with respect to any Affiliate of Seller.

         (D). Any and all claims by Seller with respect to transactions occurring before the Closing, including claims for any refund of taxes paid by or on behalf of Seller or any Affiliate thereof to any federal, state or local governmental authority.

         (E). All contracts other than the Contracts.

         (F). Any bonus, pension, profit sharing, retirement, credit union, deferred compensation, group health, major medical or life insurance plan or similar plan, contract or commitment providing benefits to the employees of the Business.

         (G). Insurance policies and bonds maintained by or on behalf of Seller with respect to the


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Business.

         (H). Logos, trademarks and service marks used in connection with the Business (other than as permitted in Section 1.1(F) above).

1.3 Exclusion of Liabilities. At the Closing, Buyer shall assume none of the Seller's liabilities, except as defined herein on Exhibit 1.3(A) Assumed Liabilities Schedule. Buyer does not and shall not assume or become obligated to pay any liabilities of Seller of any kind, whether incurred, accrued, or arising prior to or after the Closing, and all such liabilities shall remain the sole responsibility of Seller, which Seller agrees to pay and satisfy in full and in a timely manner.

         Without limiting the generality of the foregoing, and notwithstanding any implication (as opposed to express statement) to the contrary contained in this Section 1.3 above, the Assumed Liabilities do not encompass any liability of or to any officer or shareholder of Seller and also do not encompass any of Seller's liabilities or obligations:

         (A). under this Agreement;

         (B). for any payment of any bank or other loan;

         (C). for expenses, taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including any attorneys' and other fees and any sales, use and transfer taxes;

         (D). arising by reason of any violation of federal, state or local law or any requirement of any governmental authority;

         (E). which would not have existed had each of the representations and warranties of Seller in Article 2 been true;

         (F). which relate to any employment, consulting, retirement, pension, profit-sharing or other compensation or benefit plan; arrangement or obligation, including any severance obligations to any employees of Seller;

         (G). in respect of any amount of federal, state or local taxes (including any interest, penalties, and additions to such taxes), whether imposed on or measured by the income of Seller for any period or otherwise imposed or measured, including any taxes arising from or in connection with the operation of Seller's Business prior to the Closing or from or in connection with the sale of the Assets to Buyer;

         (H). for any credits or allowances or for related services, whether related to warranties, breach of contract or otherwise;

         (I). for claims or lawsuits (without regard to when, the product or service involved was sold or performed or alleged to have been sold or performed, or when any accident, damage or loss occurred or occurs or is alleged to have occurred, or when any accident, damage or loss was or is discovered or is alleged to have been discovered); or

         (J). which constitute consequential or incidental liability of any kind or nature whatsoever.

         Without limiting the generality of the foregoing, Seller acknowledges and agrees that, notwithstanding any implication to the contrary, Buyer is not assuming, and shall have no liability of any kind for, any obligations or liabilities (except expressly Assumed Liabilities) of Seller of any nature whatsoever, whether accrued, absolute, contingent or otherwise.

         At the Closing, Buyer shall only assume and agree to pay, perform and discharge the following effective after the Closing: all of the obligations, liabilities and commitments of Seller arising from events occurring after the Closing under or with respect to each WRMR Contract being sold and assigned to

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Buyer in this Agreement.

1.4 Purchase Price. The aggregate purchase price for the Assets (the "Purchase Price") shall be equal to the product of the Performing WRMR under the Performing WRMR Contracts as of the Closing Date, multiplied times a factor of twenty three (23), less any and all prepayments in regard to any WRMR Contracts, subject to further adjustments as hereinafter provided, payable at Closing in cash by certified bank or attorney trust account check or via wire transfer ("Closing Payment"). The estimated Purchase Price to be paid by Buyer to Seller at the Closing shall be $5,260,514.00, subject to further adjustment as herein provided. All Contracts which do not meet the complete definition of WRMR Contracts shall he excluded from the calculation of WRMR for determination of the Purchase Price herein, but shall also be sold and assigned to Buyer at Closing without additional consideration.


1.5 Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

$500,000.00                         Equipment, furniture and fixtures;

$(Balance of Purchase Price         Customer accounts and contracts;

$10,000.00                          Covenant not to compete and confidentiality
                                    agreements;

$                                   Total


The parties agree to report the transaction for tax purposes based upon the allocation of the purchase price as agreed to herein.

1.6 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall be held at such place as the parties shall mutually agree on or about December 21, 2001. At the Closing:

         (A). Seller shall deliver to Buyer the Bill of Sale in the form of
Exhibit 1.6(A)(1) attached hereto effective to vest in Buyer title to the Assets as warranted in Section 2.3 hereof, a corporate resolution authorizing the transfers as contemplated herein, approved by Seller's directors, a bring down certificate in the form of Exhibit 1.6(A)(2) attached hereto, and such other documents as required by any other provision herein.

         (B). Buyer shall deliver to Seller the Closing Payment, which shall be certified, bank or attorney trust check or via wire transfer.

1.7 Conditions to Closing-Buyer. The following are conditions precedent to Buyer's obligations to consummate the transactions on its part contemplated by this Agreement and to close title to this transaction, any one or more of which may be waived in whole or in part by Buyer if set forth in a writing exceeded by both the President and one of the vice presidents of Buyer:

         (A). Seller shall pay off and satisfy at or prior to Closing all liabilities, loans, leases, Liens and claims against any of the Assets and shall deliver to Buyer the Assets sold to Buyer free and clear of any and all liens and encumbrances.

         (B). Seller shall have lawfully assigned to Buyer all Contracts in a form and subject to the terms

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and conditions as are agreeable to Buyer and Seller for any and all Dealers and
Subscribers of Seller and the Business.

         (C). Seller shall execute an Agreement of Restrictive Covenant in the form attached hereto as Exhibit 1.7 (C). Seller's executive and sales personnel (including SureWest's executives, Ted Allegra, Mark Smith and Deborah Uribe) shall execute a confidentiality agreement in the form of Exhibit 1.7(C)(1) hereto.

         (D). Seller shall have in the Performing, WRMR Contracts being sold and assigned to Buyer at Closing a minimum Recurring Monthly Revenue of Performing WRMR at Closing of at least one hundred ninety thousand and no/100
($190,000.00) dollars.

         (E). Seller shall have properly assigned to Buyer all Contracts for all Dealers and Subscribers of Seller, which shall have been approved and verified by Buyer prior to Closing.

         (F). The representations and warranties of Seller set forth in Article 2 must be in all respects true and correct at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement.

         (G). Seller shall have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

         (H). As of the Closing Date, there shall not have been since January 1, 2001 (i) any material adverse change in the Business, the Assets or the Contracts sold hereunder; or (ii) any material casualty loss or damage to the Assets, whether or not covered by insurance.

         (I). As of the Closing, no action or proceeding before any court or governmental body or agency shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful any of such transactions, cause any of such transactions to be rescinded, or adversely affect any of the Assets, the locations where the Business is operated, any of the Contracts or Buyer's use or enjoyment thereof.

         (J). At the Closing, Buyer shall have received a certificate in the form of Exhibit 1.7(J) hereto, executed by the Seller confirming that the conditions in paragraphs (F), (G), (H) and (I) have been met.

         (K). At the Closing, Buyer shall have received from Seller a certificate in the form of Exhibit 1.7(K) hereto, executed by Seller's secretary, attaching a copy and certifying to the accuracy and completeness of the attached copy of (i) Seller's articles of incorporation and amendments thereto, (ii) Seller's By-laws and amendments thereto, and (iii) the resolutions adopted by Seller's Board of Directors related to this Agreement and the transactions contemplated hereby.

         (L). At the Closing, Seller shall have delivered to Buyer:

              (i) instruments of sale, transfer, assignment, conveyance and delivery relating to the Assets, the Contracts and related property being sold hereunder and the physical possession of the Assets (it being agreed that in the event any of the Assets is in any location other than a location where Seller is operating the Business sold hereunder, Seller shall so notify Buyer no later than ten days prior to Closing and in that event, as long as such Assets are located within the continental United States, Buyer will, at its expense, be responsible for delivering physical possession thereof at a location designated by Buyer for

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such purpose. If any such Assets are not within the continental
United States, then it shall remain Seller's responsibility to deliver same to Buyer at Seller's expense):

              (ii) any third party consents required for the transfer to Buyer of the Assets, the Contracts, and any other property contemplated hereby or required for the consummation of the transactions on Seller's part contemplated hereby, or required in order to prevent such transfer and transactions from constituting a breach or default under or grounds for termination of any agreement to which Seller is a party or by which Seller is bound or affected or to which any of the property of Seller is subject;

              (iii) the releases of all Liens held by any shareholder or any third party on the Assets, the Contracts or any other property sold hereunder,

              (iv) the release of all Liens on the Assets, the Contracts and other property sold hereunder and evidence of the absence of any Liens on the same;

              (v) evidence of all proceedings taken by Seller, its directors and shareholders, in connection with the consummation of the Closing;

              (vi) a certificate executed by the Seller in the form of Exhibit 1.7(L)(vi) hereto confirming that no casualty, loss or damage has occurred to any of the Assets since the date of this Agreement;

              (vii) a certificate executed by the Seller in the form of Exhibit 1.7(L)(vii) hereto containing the information required to be set forth in any section of the Disclosure Schedule as though the Closing Date were substituted for the date of this Agreement;

         (M). Buyer shall have received (i) the complete data transfer to its computer system for proper monitoring of all Subscribers under all the WRMR Contracts being sold and assigned hereunder, and (ii) the actual transfer of all telephone numbers and telephone lines utilized by Seller to monitor and service all the Subscribers under all the WRMR Contracts and the executed telephone company forms for same in the form of Exhibit 1.7(M) hereto.

         (N). At the Closing, Buyer shall have received an opinion of counsel to Seller as to the matters set forth in Section 6.1, subject to customary qualifications and in a form subject to the review and approval of counsel for Buyer, addressed to the Buyer and dated as of the Closing.

         (O). All proceedings taken by Seller in connection with the consummation of the Closing and all certificates, instruments, documents and evidence delivered to Buyer in such connection shall be satisfactory in form and substance to Buyer acting in a commercially reasonable manner.

         (P). Buyer shall have satisfactorily completed, within the period of time beginning with the complete execution of this Agreement and ending before the Closing (the "Due Diligence Period"). Buyer's due diligence review of the Business, limited to Seller's WRMR Contracts and all addendums relating thereto, and Buyer shall not have cancelled this Agreement as provided herein. Seller shall provide to Buyer and its assigned agent, at Seller's expense, copies as requested by Buyer or assigned agent, of all documents and instruments related to the WRMR Contract and other Assets (redacted as necessary to preserve confidentiality, but there shall be no such redactions for any items in any Contracts and addendums relating thereto) and shall allow Buyer access during normal business hours to review all of Seller's books, records and documentation with respect thereto. If during the said Due Diligence Period, Buyer finds that any WRMR Contracts on which Buyer relied in proceeding with entering into this Agreement and concludes that there is not $190,000 of Performing WRMR anticipated for Closing and in Buyer's sole discretion, Buyer may cancel this Agreement. Under such cancellation, neither of the parties hereto shall have any further liability to the other hereunder.

         (Q). Buyer shall have received the transfer of Receiver Line for monitoring communications by Seller moved to another means of critical communications, such as audio or cellular monitoring


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capability, which shall be subject to Buyer's prior satisfaction and approval.
Unless such transfer shall be successfully completed by Closing and the applicable dealer(s) notified of and having approved of same, the WRMR in regard to these accounts shall be excluded from the calculation of WRMR utilized in calculating the Purchase Price in Section 1.4 above.


1.8 Conditions to Closing-Seller. The following are conditions precedent to Seller's obligations to consummate the transactions on its part contemplated by this Agreement and to close title to this transaction, any in one or more of which may be waived in whole or in part by Seller if set forth writing executed by any vice president of Seller:

         (A). The representations and warranties of Buyer set forth in Article 3 must be true and correct at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement;

         (B). Buyer shall have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

         (C). As of the Closing, no action or proceeding before any court or government body or agency shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful any of such transactions, or cause any of such transactions to be rescinded;

         (D). At the Closing, Seller shall have received from Buyer a certificate in the form of Exhibit 1.8(D) hereto, executed by Buyer's President, Vice President or Secretary confirming that the conditions in (A), (B), and (C) above have been met;

         (E). All proceedings taken by Buyer in connection with the consummation of the Closing, and also all certificates, instruments, documents and evidence delivered to Seller in such connection shall be satisfactory in form and substance to Seller acting in a commercially reasonable manner.

1.9 Price Adiustment. The Purchase Price shall be adjusted based upon the actual Performing WRMR at the Closing Date.

1.10 Sellers' Accounts Receivable. The parties agree that Seller shall sell and transfer to Buyer at Closing and Buyer shall purchase from Seller all of Seller's Accounts Receivable relating to the Performing WRMR Contracts being sold and transferred herein. The consideration to be paid by Buyer for these Accounts Receivable shall be 100% of the amounts owed under such Accounts Receivable transferred herein. That amount shall be paid by Buyer to Seller in three equal consecutive monthly installments due and payable beginning on the first monthly anniversary of the Closing herein. Seller shall provide such documentation at Closing and thereafter upon request and shall assist Buyer as may be reasonably necessary to collect the Accounts Receivable. Buyer shall have the sole and exclusive right to contact all customers of the WRMR Contracts and the sole and exclusive right to collect on any and all of the Accounts Receivable on and after the Closing Date. Seller shall take no actions to contact or collect on any Contracts or Accounts Receivable after Closing. Seller shall provide Buyer with written authorization for Buyer to deposit any payments received by Buyer on the Accounts Receivable which are made payable to Seller. Seller shall not deposit but shall promptly deliver to Buyer any and all payments received by Seller on the Accounts Receivable. Buyer agrees that after the Closing Date it will use efforts to collect the Accounts Receivable comparable to those efforts Buyer uses to collect trade accounts receivable arising out of its security monitoring business which are similar in amounts and ages; provided


                                    Page -7-

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that Buyer will not be required to retain or use legal counsel or any collection service, or to institute legal proceedings, as a part of its collection efforts. Seller guarantees the collection of the Accounts Receivable by Buyer, but Seller's liability for collection of the Accounts Receivable under this guaranty shall in no events exceed the sum of Ten Thousand ($10,000.00) dollars. As of the end of the third monthly anniversary from the Closing herein, Buyer shall notify Seller as to the status of Buyer's collections of the Accounts Receivable and, if the collections thereof shall be less than 100% at that time Buyer shall deduct that shortfall from the third monthly payment due Seller for the purchase of the Accounts Receivable, but in no event shall Buyer deduct greater than $10,000.00 as set forth herein.

1.12 Prorations. Income from the operation of the Business through the Closing shall be for the account of Seller and after the Closing shall be for the account of Buyer. Any income under any Contract, to the extent not expressly referred to in this Agreement, shall be prorated on a basis reasonably related to the basis upon which such income or expense is determined. Expenses for any operation of the Business which continues beyond the Closing shall be in accordance with the closing agreement referred to in section 8.3 hereafter.

1.13 Purchase Price Adjustments. If and to the extent that prorations and adjustments cannot be made at Closing, a determination of the remaining prorations and adjustments to Purchase Price hereunder shell be made by Seller in a final settlement statement (the "Final Settlement Statement") delivered to Buyer not later than twenty-one (2l) days after the Closing, which Final Settlement Statement shall contain all information necessary to determine prorations and adjustments, and shall be certified by an officer of Seller. Buyer shall review the Final Settlement Statement and, if Buyer disapproves of any determination contained in such statement it shall give Seller written notice stating its objections thereto and identifying the reasons therefore within twenty-one (21) days after receipt of such statement and access to such additional records as Buyer may reasonably request in order to respond. Seller and Buyer shall agree on the amount of each determination to which Buyer objects within fourteen (14) days after Seller's receipt of Buyer's objections thereto. The payment required under the Final Settlement Statement, as adjusted hereunder, shall be made by the party responsible therefor to the other party by certified or bank cashier's check or by wire transfer within five (5) days of final resolution.

1.14 Definitions.

         (A). Certain Defined Terms. Defined terms used in this Agreement shall have the meanings set forth or described on Exhibit 1.11 hereto (such meanings to be equally applicable to both the singular and plural forms of such terms).

         (B). Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied by the Seller in accordance with its past practices.

2. Representations and Warranties by Seller. As an inducement to Buyer to enter into this Agreement and to consummate the transactions on its part contemplated hereby. Seller hereby represents and warrants to Buyer, which representations and warranties shall survive the Closing, as follows, with the only exceptions thereto being the items set forth on Exhibit 2 Disclosure Schedule attached hereto and initialed by all parties:

         2.1 Corporate Matters. Seller is a corporation of the State of California duly organized, validly existing and in good standing under the laws of California. Seller has taken all corporate action necessary to consummate the transactions contemplated by this Agreement. Other than the Business, Seller does not own any direct or indirect interest in any corporation, joint venture, limited liability company,

                                     Page -8-

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partnership, association or other entity in a business similar to that of the
Buyer. Seller is authorized to do business in all states where the failure to be so qualified would be a violation of law or would have a material adverse effect on Seller's Business. Seller's Business is conducted only by Seller.

         2.2 Validity and Enforceability. The execution, delivery and performance of this Agreement and all other agreements to which Seller is a party contemplated hereby and the consummation of the transactions on Seller's part contemplated hereby have been duly and unanimously authorized by the Board of Directors of Seller and, if required by the Shareholders; and no other corporate or other proceeding on the part of Seller, its Board of Directors or its Shareholders is necessary to authorize this Agreement, any such other agreement or the transactions contemplated hereby. Each of this Agreement and all other agreements to which Seller is a party contemplated hereby constitutes, or upon its execution and delivery will constitute a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Neither the execution or deliver of this Agreement and all such other agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the performance and fulfillment of this Agreement and all such other agreements contemplated hereby by Seller will (a) conflict with or result in any breach of any other provisions of, (b) constitute, with or without the giving of notice, the passage of time, or both, a breach or a default under or result in a loss of rights under, (c) result in a violation of, (d) result in the creation of any lien on any of the Assets, the Contracts or any other property to be sold and transferred hereunder, (e) give any third party the right to accelerate any obligation under, or (f) require any authorization, consents, approval, exemption or other action of any body or notice to any court, other governmental entity, or other third party under the provisions of: the articles of incorporation or bylaws or any shareholder agreement of Seller or any indenture, mortgage, lease, loan agreement, or other agreement or instrument, or any judgment, decree, order, or award of any court, governmental body or arbitrator, to which Seller is a party or by which Seller is bound or affected or to which any of Seller's properties is subject. or any law, statute, rule, regulation, judgment or decree to which Seller is subject, Seller has full power and authority, corporate and otherwise, to carry, out its obligations hereunder and under the other agreements to which Seller is a party contemplated hereby.

         2.3 Title to Assets. Seller owns as of the date hereof and has authority to convey and transfer to Buyer at the Closing and shall convey at the Closing good and marketable fee title to all of the Assets subject to no mortgage, pledge, Lien, charge, assignment, restriction, claim, conditional or other sale agreement, option, encumbrance or security interest. Each of the Assets are used solely in connection with the Seller's operation of the Business. The execution of this Agreement and the performance of the covenants herein contemplated will not result in the creation of any Lien, charge or encumbrance upon any of the Assets or the Business pursuant to any indenture, agreement or other instrument to which Seller is a party or by which Seller is bound or by which the Business or the Assets may be affected. The Assets are owned by Seller and are transferred and sold to Buyer at the Closing, free and clear, and exclusive of any and all liabilities and obligations. Liens, claims or encumbrances, whether absolute, accrued, contingent or otherwise, all of which shall have been discharged in full on or before the Closing. No other entity or individual has any right, title or interest in or to the Assets. Except for the Contracts. Seller has no lease, contract or commitment of any kind affecting or relating to the Assets. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby, will violate or result in a breach of, or constitute a default under, any instrument to which Seller or its Shareholders is bound.

         2.4 Legal Compliance. Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of all governmental entities relating to the Business. No investigation, review, inquiry or proceeding by any governmental


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entity with respect to Seller is pending or, to the knowledge of the Seller, threatened. Seller is not subject to any agreement, contract or decree with any governmental entity arising out of any current or previously existing violations or alleged violations of applicable laws except where any of the foregoing would not be binding on Buyer or prevent Buyer from conducting Seller's Business as Seller had heretofore conducted it in the absence of any such agreement, contract or decree.

         2.5 Litigation. There is no action, suit, proceeding, order. claim or investigation pending, or to the knowledge of Seller threatened, against or affecting Seller at law or in equity, or before or by any federal provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might adversely affect Seller's performance under this Agreement, the consummation of the transactions on any of their parts contemplated hereby, or any of the Assets, the Contracts, or other property to be transferred or sold hereunder or Buyer's use or enjoyment thereof.

         2.6 Ordinary Course/Contracts with Affiliates. Seller's Business has been conducted by Seller only in the ordinary course. There are no agreements or understandings relating to the Business between Seller and any of its Shareholders or any other Affiliate of Seller or any of the Shareholders or any member of the family of any Shareholder.

         2.7 Brokers. Seller has not made any agreement or taken any action that may cause anyone to become entitled to a commission, fee or other compensation in connection with this transaction except as to Rooney Associates. Seller shall satisfy any and all such claims for commission at Closing. Seller shall hold Buyer harmless from and against any and all such commissions, fees or compensation, whether or not such claims are disclosed in this Agreement.

         2.8 Contracts. Each of the Contracts is in full force and effect. Seller is not in default in any respect under any of the Contracts. There are no facts, conditions or circumstances which, with the passage of time or the giving of notice, will or could constitute a default with respect to any of the Contracts.

         2.9 Government Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required to be obtained or made by Seller in connection with the execution, delivery and performance of this Agreement by Seller or the consummation of the transactions on their parts contemplated hereby.

         2.10 Tax Matters.

         (A). Seller has timely filed, or caused to be filed, all requisite federal, state and local income, personal, property, estimated tax reports or returns and all other applicable tax reports and returns required to be filed with respect to Business and the Assets and has timely paid all taxes, interest and penalties shown due thereon and waivers or consents to extend periods during which additional tax assessments may be made.

         (B). Seller has not with respect to the Business entered into any closing agreement or similar binding agreement with any taxing authority that would affect its tax liability for any taxable period.

         (C). Seller shall, with respect to the Business, indemnify and hold Buyer free and harmless from and reimburse Buyer for and in respect of any tax interest or penalty due or arising from any event or action of Seller.


                                   Page -10-

         2.11 Absence of Default. Seller is not, with respect to the Business, in default of any terms or conditions of any indebtedness or liability, including any trade payable.

         2.12 No Competition Limitation. Seller is not a party to any written or oral contract which limits its right to freely engage in any line of business or to freely compete with any person anywhere in the world, by which Buyer would become bound as a result of the transactions on its part contemplated hereby.

         2.13 Books and Records. Seller maintains, and will deliver to the Buyer intact at the Closing or at such later time at which Seller has completed the services requested by Buyer in connection with the Assets as set forth in
Section 8.3 hereinafter, accurate and complete records, books, files, computer data, properly organized, for the efficient operation of Seller's Business as relating to the Assets, and the maintenance, control and handling of its equipment, assets and inventories, concerning its relationship with customers, suppliers and others with whom Seller conducts business, its purchases, sales, billings, receivables and other related business activities as relating to the Assets sold herein. The books and records of account of Seller relating to Seller's Business have been maintained in accordance with generally accepted accounting principles, consistently applied.

         2.14 Licenses and Permits. Seller has maintained in full force and effect all licenses, permits and other governmental (federal, state and local) authorizations that are required in connection with the Business of Seller. Such licenses, permits, and authorizations are valid and sufficient for all business activities presently conducted by Seller.

         2.15 Casualty Damage. As of the Closing, there will not have been with respect to the Business or the Assets (a) any destruction, damage by fire, accident or other casualty or act of God of or to any of the Assets, WRMR Contracts or other property being sold to Buyer hereunder exceeding $10,000.00 in value or affecting in a material and adverse way the operation of its business as it is now conducted which was or is not fully covered by insurance; or (b) any damage to, loss or destruction of Seller's computer data or other vital business records.

         2.16 Prohibited Events. As of the Closing, Seller shall not leave (a) failed to fully and completely disclose and secure the required or necessary consents of all shareholders, directors, and others as necessary, or Seller, to all of the terms and conditions set forth herein; (b) waived or compromised any rights in favor of its Business as carried on at and prior to the Closing; (c) failed to pay and fully satisfy any assessments, penalties or interest for federal, state or local income tax, sales or other tax relating to income sales for prior fiscal years.

         2.17 Insurance. Seller presently has in effect valid, outstanding and enforceable insurance polices to which premiums have been currently paid to insure against all risks and liabilities to an extent and in a manner reasonably appropriate and sufficient under sound business practices. Seller will maintain, insurance coverage of similar kinds and amounts and will continue to pay the premiums for such coverage, up to the Closing and for such additional time until Seller has completed the services requested by Buyer in connection with the Assets as set forth in Section 8.3 hereinafter.

         2.18 Key Employees. The employees identified in section 1.7(C) are bound or shall be at closing bound by a confidentiality agreement, in the form of Exhibit 1.7(C)(1) hereto.

         2.19 Sales Taxes. Seller has fully paid, and at closing will have fully paid, all sales taxes in every jurisdiction in which sales taxes are required to be paid by Seller. Seller shall satisfy any and all taxes
                                   Page -11-
due from Seller in regard to this transaction.


         2.20 Environmental Matters. Seller has not caused or permitted any hazardous wastes or hazardous substances, as defined in any applicable federal, state or local environmental law or regulation to enter into, contaminate or pollute the soil within or ground waters beneath any property occupied by Seller. Seller is unaware of the presence of any such hazardous wastes or substances in the said soil or ground waters, and Seller shall take all actions necessary to remedy any such environmental condition occurring during the term of its possession.

         2.21 Business Names. Seller has provided to Buyer a list annexed hereto as Exhibit 2.21 which sets forth a true and accurate list of all names (including all trade names and fictitious names) and business addresses used by Seller in connection with the Business within five years last past the date hereof. Seller has not conducted any part of the Business (regardless of the size or geographical scope of such other business) under any other name. Seller has no interest in any other business or entity engaged in any business similar to that of the Business, in whole or in part.

         2.22 Insolvency. No proceedings have been taken or authorized by Seller or any third party with respect to bankruptcy, insolvency, liquidation, dissolution or winding up of the affairs of Seller. The fair value of the property of Seller is greater than the total amount of liabilities including contingent liabilities, of Seller. The present fair salable value of the assets of Seller is not less than the amount that will be required to pay all probable liabilities of Seller on its debts as they become absolute and matured. Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, and Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

         2.23 Minimum RMR. The Monthly Recurring Revenue on the Performing WRMR Contracts of Seller for each of the months of September, October, and November 2001 was at least $190,000.

         2.24 Awareness of Adverse Facts. Neither Seller nor any of its officers or directors are aware of the existence of any pending or threatened litigation or proceeding or any pending or threatened development or other state of facts which would render any of the warranties, representations or disclosures made herein either untrue, incomplete or misleading, or whose failure to disclose would render any of the warranties, representations or disclosures made herein or in any of the exhibits or schedules hereof either untrue, incomplete or misleading, or which would have a materially adverse effect upon the Business of Seller, or upon the relations of the Buyer with any of the Business' suppliers or customers.

         2.25 Truth of Representations as of Closing Date. Each and every warranty and representation set forth herein, and in the exhibits and schedules hereto, shall be true, accurate and complete in every material respect with the same force and effect as if each had been made at and as of the Closing Date.


3. Representations and Warranties by Buyer. As an inducement to Seller to enter into this Agreement and to consummate the transactions on its part contemplated hereby. Buyer represents and warrants to Seller, which representations and warranties shall survive the Closing, as follows:

         3.1 Corporate Matters. Buyer is a corporation of the State of New Jersey duly organized, validly existing and in good standing under the laws of New Jersey. Buyer has taken all corporation action

                                    Page -12-
necessary to consummate the transactions contemplated by this Agreement. Buyer is authorized to do business in all states where the failure to be so qualified would be a violation of law or would have a material adverse effect on its business. Buyer's corporate structure is set forth on Schedule 3.1 hereto.

         3.2 Validity and Enforceability. The execution, delivery and performance of this Agreement and all other agreements to which Buyer is a party contemplated hereby and the consummation of the transactions on Buyer's part contemplated hereby have been duly and unanimously authorized by the Board of Directors of Buyer and unanimously by the shareholders; and no other corporate or other proceeding on the part of Buyer, its Board of Directors or its shareholders is necessary to authorize this Agreement; any such other agreement or the transactions contemplated hereby. Each of this Agreement and all other agreements to which Buyer is a party contemplated hereby constitutes; or upon its execution and delivery will constitute, a valid and binding obligation of Buyer enforceable against it in accordance with its terms. Neither the execution or delivery of this Agreement and all such other agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the performance and fulfillment of this Agreement and all such other agreements contemplated hereby by Buyer will (a) conflict with or result in any breach of any other provisions of, (b) constitute with or without the giving of notice, the passage of time, or both, a breach or a default under or result in a loss of rights under, (c) result in a violation of, (d) result in the creation of any Lien on any of the Assets, the Contracts or any other property to be sold and transferred hereunder, (e) give any third party the right to accelerate any obligation under, or (f) require any authorization, consents, approval, exemption or other action of any body or notice to any court, other governmental entity, or other third party under the provisions of: the articles of incorporation or bylaws or any shareholder agreement of Buyer or any indenture, mortgage, lease, loan agreement, or other agreement or instrument, or any judgment, decree, order, or award of any court, governmental body or arbitrator, to which Buyer is a party or by which Buyer is bound or affected or to which any of Buyer's properties is subject, or any law, statute, rule, regulation, judgment or decree to which Buyer is subject. Buyer has full power and authority, corporate and otherwise, to carry out its obligations hereunder and under the other agreements to which Buyer is a party contemplated hereby.

         3.3 Brokers. Buyer has not made any agreement or taken any action that may cause anyone to become entitled to a commission in connection with this transaction except for Rooney Associates, which claim shall be satisfied by Seller.

         3.4 Tax Consequences. Buyer makes no representation or warranty as to the treatment which may be given to the transactions contemplated by this Agreement or the consummation thereof under the tax laws of the United States or any state or locality. Both parties will abide by the tax treatment reflected in this Agreement as such treatment is related to the allocation of the Purchase Price. Buyer shall satisfy any and all taxes due from Buyer in regard to this transaction.

         3.5 Insolvency. No proceedings have been taken or authorized by Buyer or any third party with respect to bankruptcy, insolvency, liquidation, dissolution or winding up of the affairs of Buyer.

         3.6 Awareness of Adverse Facts. Neither Buyer nor any of its officers or directors are aware of the existence of any pending or threatened litigation or proceeding or any pending or threatened development or other state of facts which would render any of the warranties, representations or disclosures made herein by Buyer either untrue, incomplete or misleading, or whose failure to disclose would render any of the warranties, representations or disclosures made herein or in any of the exhibits or schedules hereof either untrue, incomplete or misleading, or which would have a materially adverse effect upon the business of Buyer.


                                   Page -13-

         3.7 Truth of Representations as of Closing Date. Each and every warranty and representation set forth herein, and in the exhibits and schedules hereto, shall be true, accurate and complete in every material respect with the same force and effect as if each had been made at and as of the Closing Date.

4. Obligations of Seller. Seller agrees as follows, all of which covenants and agreements shall survive the Closing:

         4.1 Further Assurance. At Sellers expense, at or after Closing, Seller shall execute and deliver such further instruments of transfer and take such other action (but not including any obligation to ship to Buyer any equipment located within the continental United States) as Buyer may reasonably request in order to legally transfer the Assets, the Contracts and other property sold to Buyer hereunder and for Buyer to fully receive all benefits of all transactions contemplated herein.

         4.2 Compliance with Statutes. Seller shall duly comply with all applicable laws with which it is required to comply in order to validly complete the transactions provided for in this Agreement and all such other laws as might, on failure of compliance therewith, impose any liability upon the Buyer. Seller shall indemnify and hold Buyer harmless from and against any loss, liability or expense incurred because of Seller's failure to comply with any such laws.

         4.3 Operation in Ordinary Course. Seller shall conduct its Business only in the ordinary course of business as heretofore conducted and keep and maintain Seller's books related to the Business (including insofar as such books relate to depreciation, costing of inventory and equipment and the establishment of reserves for bad debt) in accordance with past practice. Until Closing, Seller shall retain its employees engaged in the Business and preserve Seller's present business relationships. Until closing, Seller shall maintain all Assets, Contracts and other property in customary state of repair, order and condition.

         4.4 Access. Seller shall permit Buyer and its employees, agents, accountants and legal representatives to have access to Seller's personnel, agents, accounting and legal representatives, and to Seller's books, records, invoices, agreements, premises, assets and other things related to Seller's Business relative to the Assets.

         4.5 Offices, Records and Books of Account. Seller shall keep its principal place of business and chief executive office and the office where they keep their records concerning the Contracts and all accounts at the address set forth in the head of this Agreement or, upon 30 days, prior written notice to Buyer, at any other locations in the continental United States. Seller shall also maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Accounts Receivable and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Accounts Receivable (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable.

         4.6 Consents. Seller shall use its best efforts to obtain any consents and or agreements necessary for Seller to utilize the Seller's software and licenses for software and shall use its best efforts to cause each of the conditions to Buyer's obligations set forth above to be met.

         4.7 Sales, Liens Etc. Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, its interest in any Receivable, Related Security, related Contract or any Collections, any Collateral or any account to which

                                    Page -14-
any Collections are sent, or assign any right to receive income in respect thereof.

         4.8 Extension or Amendment of Receivables. Seller shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contact related thereto.

         4.9 Change in Business or Credit and Collection Policy. Seller shall not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables or its ability to perform its obligations under this Agreement.

         4.10 January 2002 Billing of Contracts. Due to the timing of the planned Closing herein, Seller shall produce and send out all invoices for all accounts billed under any and all Contracts being sold and assigned herein for the month of January 2002, which receipts shall be for the benefit of the Buyer. Seller shall provide Buyer with a listing of all such accounts receivable billed by Seller in this manner on Buyer's behalf so that Buyer can collect upon those accounts and invoices after Closing.

         4.11 Audits. Seller shall from time to time during regular business hours as reasonably requested by the Buyer, permit Buyer, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, any computer data storage devices) in the possession or under the control of Seller relating to Receivables, Collections, and the Related Security, including, without limitation, the related Contracts and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables, Collections, and the Related Security or the performance of Seller hereunder or under the Contracts with any of the officers or employees of Seller having knowledge of such matters.

         4.12 Furnishing Information. To the extent that Seller has not already furnished the following items directly to Buyer, Seller shall immediately furnish to Buyer complete and accurate copies of each of the Contracts, all documents relating to the Assets and properties to be transferred hereunder, and all liabilities.

         4.13 Representations and Warranties. Seller shall not take or omit any action which would result in the inaccuracy at Closing of any of the representations and warranties contained in Section 2 of this Agreement.

5. Obligations of Buyer. Buyer agrees as follows:

         5.1 Further Assurance. At Buyer's expense, at or after Closing, Buyer shall execute and deliver such further instruments of transfer and take such other action as Seller may reasonably request in regard to the completion of the transactions contemplated hereunder.

         5.2 Compliance with Statutes. Buyer shall duly comply in all material respects with all applicable laws with which it is required to comply in order to validly complete the transaction provided for in this Agreement and all such other laws as might, on failure of compliance therewith, impose any liability on Seller.

         5.3 Representations and Warranties. Buyer shall not take or omit or omit to take any action which would result in the inaccuracy, at Closing of any of the representations and warranties contained in

                                   Page -15-

Section 3 of this Agreement.

6. Conditions of Closing as to Buyer. The obligations of Buyer under this Agreement are subject to the fulfillment before or at Closing by Seller of the following conditions:

         6.1 Opinion of Counsel. Seller shall have delivered to Buyer the favorable opinion of Seller's counsel, dated the Closing Date and approved as to scope and substance by Buyer's counsel, whose approval shall not be unreasonably withheld, to the following effects:

         (A). To the same effect as Sections 2.1, 2.2. and 2.9. and to the best of such counsel's knowledge and belief, Sections 2.4 and 2.5.

         (B). That the instruments of sale, assignment, transfer or conveyance delivered by Seller at the Closing Date are sufficient to convey and vest in Buyer Seller's title to the respective assets and property described therein, subject to no Lien, encumbrance or prior right.

         (C). That all acts have been duly and properly taken so that Buyer shall leave no liability in respect of Seller's unpaid sales or other taxes for reporting periods prior to the current period in which the closing date takes place.

         6.2 Absence of Proceedings. No action of proceedings shall be pending or, to the knowledge of Seller, or Buyer, threatened before any Court or governmental body to restrain or prohibit or to obtain substantial damages in respect of this Agreement, or the consummation of the transactions contemplated hereby, and there shall be no actions or proceedings of the nature described in
Section 2.5, which are not set forth in an affidavit provided by Seller at Closing, pending or threatened that, either separately or in the aggregate, could materially and adversely affect the business, operations or conditions (financial or otherwise) of Seller.

         6.3 No Labor Disputes. There shall not be in progress any strike, lockout, or other work stoppage relating to any labor dispute event.

         6.4 Other Instruments. Buyer shall have received certified copies of Seller's charter and of resolutions duly approved and adopted unanimously, as applicable and required, by the Shareholders and Board of Directors of Seller, all other certifications, documents, agreements and other instruments referred to herein or as may be reasonably requested by Buyer's counsel.

         6.5 Properties and Assets Intact. At the time of Closing, Seller shall deliver possession of all of the Assets and Contracts, books, records, computer data, and all other assets being transferred hereunder in a form acceptable to Buyer, and all documents referred to as required herein, to the Buyer intact, undamaged by fire or other casualty, in good operating condition and state of repair, all as required by the terms of this Agreement; and title to all of the purchased property of Seller will be conveyed to Buyer free and clear of all claims, security interests, liens and encumbrances of any and every nature whatsoever.

         6.6 Tax Clearance. [intentionally omitted].

         6.7 Accuracy of Representations and Warranties. The representations and warranties contained in Section 2 of this Agreement shall be true at Closing with the same effect as though made on that date.

                                   Page -16-

         6.8 Performance by Seller. Seller shall have in all material respects performed all obligations and complied with all conditions required to be performed or complied with by Seller prior to or at Closing.

         6.9 Conditions Unfulfilled. If any of the foregoing conditions set forth in this Section 6 or in Section 1.7 above are not fulfilled in a material respect at Closing, Buyer may, at its sole option, terminate this Agreement or allow Seller additional time to fulfill such item(s). In the event that Buyer exercises such option to terminate the Agreement due to the failure to fulfill a material condition, neither Seller nor Buyer shall have any further obligation under this Agreement.

7. Conditions of Closing as to Seller. The obligations of Seller under this Agreement are subject to the fulfillment before or at Closing by Buyer of the following conditions:

         7.1 Accuracy of Representations and Warranties. The representations and warranties contained in Section 3 of this Agreement shall be true at Closing with the same effect as though made on that date.

         7.2 Performance by Buyer. Buyer shall in all material respects have performed all obligations and complied with all conditions required to be performed or complied with by Buyer prior to or at Closing.

         7.3 Conditions Unfulfilled. If any of the conditions set forth in this
Section 7 or in Section 1.8 above are not fulfilled in a material respect at Closing, Seller may, at its sole option, terminate this Agreement or allow Buyer additional time to fulfill such item(s). In the event that Seller exercises such option to terminate the Agreement, neither Seller nor Buyer shall have any further obligation under this Agreement.

         7.4 Opinion of Counsel. Buyer shall have delivered to Seller the favorable opinion of Buy er's counsel, dated the Closing Date and approved as to scope and substance by Seller's counsel, whose approval shall not be unreasonably withheld, to the following effects: To the same effect as Sections
3.1 and 3.2.

8. Other Rights and Obligations.

         8.l Conduct Pending Closing. Seller shall preserve the Assets in their present condition and repair, except for normal wear and tear. Seller shall not enter into any contract or commitment affecting the Assets nor otherwise dispose of the Assets in whole or in part, without prior written approval of Buyer.

         8.2 Right to Inspect. Prior to Closing, Buyer shall have the right to conduct an audit, inspection and inventory with mutual agreement as to the time of such audit, inspection and inventory.

         8.3 Business Continuation. During the period following Closing, Seller shall continue its Business and shall assist the Buyer to perform such duties as determined by Buyer to continue Seller's Business as related to the use and benefit of the Assets. In connection therewith, the parties shall at Closing enter into the Agreement in the form of Exhibit 8.3 hereto. Seller shall continue to provide Buyer with access to its locations for a period of not less than forty-five (45) days from Closing in order for Buyer to use and to remove any Assets which are not physically delivered at Closing.

         8.4 Taxes. Seller will pay all transfer, documentary, sales and similar taxes and all registration and recording fees and costs payable in connection with its compliance and performance under


                                   Page -17-
this Agreement and the consummation of the sale of the Assets to Buyer.


         8.5 Expenses. Each party will pay all of its own legal, accounting and other fees, costs and expenses in connection with its compliance and performance under this Agreement and the consummation of the transaction contemplated hereunder.

         8.6 (A). Indemnification by Seller: Seller agrees to indemnify and hold harmless the Buyer from and against: (a) any and all liability for any claims based upon any state of facts in respect to Seller, its business, properties, assets, or upon any acts or omissions of its employees, officers, directors, stockholders, agents or others acting on its behalf; (b) any and all liabilities, damages and expenses resulting from any regulatory or legal actions or claims by any federal, state or local governmental agency or any suits, claims, actions of proceedings by others, if such regulatory or legal actions, suits, claims or proceedings are founded upon or arise by reason of events or operations of Seller occurring or any state of facts in respect of Seller's Business on or before the Closing; (c) any and all damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any condition or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or any other agreement or document to which Seller or a Shareholder is a party contemplated hereby, or from any misrepresentation or omission from any exhibit, certificate or other instrument or copy thereof required to be furnished or furnished to the Buyer by the terms of this Agreement or any other agreement or document to which Seller or a Shareholder is a party contemplated hereby, or any claim which, if true, would constitute such a breach or misrepresentation; (d) taxes, assessments, interest or penalties resulting from adjustments to any tax liability of Seller or from Seller's failure to pay in full its tax liability, for any period on or before the Closing or in regard to the Closing, in respect to federal, state or local income, sales or other taxes, as well as withholding taxes and penalties for underpayment of withholding taxes and estimated taxes for any period on or before the Closing; (e) any liability of Seller other than an Assumed Liability; and (f) the costs of investigation, defense, legal fees, disbursements, costs of settling and discharging any and all judgments and/or claims alleging or incident to the foregoing, regardless of the ultimate responsibility of Seller for any such liability to any claimant. Buyer shall have the right to offset any claims hereunder against any sums due from the Buyer to any party hereto.

         (B). Investigation By Buyer. Any investigation by the Buyer or knowledge possessed by the Buyer shall not be deemed a waiver of Buyer's rights nor defense to any claim by Buyer for indemnification hereunder.

         (C). Third Party Claims. In each instance where a claim or potential claim for which Buyer is entitled to seeks indemnification under this Agreement is asserted against Buyer by a third patty (i.e. a claimant is not a party to this Agreement), Buyer shall notify Seller in writing of such claim, and shall promptly forward to Seller copies of all notices, process, pleadings and pertinent written communications from the third party. Seller shall promptly defend, pay, discharge, compromise or settle such third party claim at their expense, in such manner that neither Buyer nor its business, equipment, property ??? other assets shall suffer or be affected by an hindrance, interference, jeopardy, lien, judgment, attachment, notice of violation, injunction, judicial or other order. Unless Seller shall promptly and in a timely manner provide a full and vigorous defense to Buyer. Buyer shall have the right to assume control of the claim its defense, compromise or settlement at the expense of Seller, including reasonable attorney's fees and other costs, all of which shall be paid or reimbursed by Seller upon Buyer's demand. In such case Buyer shall not settle or compromise any such claim without the consent of Seller. If Buyer does not receive such consent in a timely manner, Seller shall provide Buyer with a surety bond in the full amount of the claim and assume the defense of the action. In any event, Buyer shall have the right to be represented by counsel of its choice, at its own expense, in any proceeding controlled by

                                    Page -18-

  Seller.

         8.7 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller against any damage or deficiency resulting from any misrepresentation, omission, breach of warranty or nonfulfillment of any agreement on the part of Buyer contained in this Agreement or in any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, or from the ownership or operation of the Assets by Buyer after the Closing, except to the extent caused by any action or inaction by Seller or any of its officers, employees, agents, or representatives, and any actions, judgments, costs and expenses incident to the foregoing.

         In each instance where a claim or potential claim for which Seller is entitled to or seeks indemnification under this Agreement is asserted against Seller by a third party (.i.e. a claimant who is not a party to this Agreement), Seller shall notify Buyer in writing of such claim, and shall promptly forward to Buyer copies of all notices, process, pleadings and pertinent written communications from the third party. Buyer shall promptly defend, pay, discharge, compromise or settle such third party claim at its expense in such manner that neither Seller nor its Business, equipment, property or other assets shall suffer or be affected by an hindrance, interference, jeopardy, lien, judgment, attachment, notice of violation, injunction, judicial or other order. Unless Buyer shall promptly and in a timely manner provide a full and vigorous defense to Seller, Seller shall have the right to assume control of the claim, its defense, compromise or settlement, at the expense of Buyer, including reasonable attorney's fees and other costs, all of which shall be paid or reimbursed by Buyer upon Seller's demand. In such event, Seller shall not settle or compromise any such claim without the consent of Buyer. If Seller does not receive such consent in a timely manner, Buyer shall provide Seller with a surety bond in the full amount of the claim and assume the defense of the action. In any event, Seller shall have the right to be represented by counsel of its choice, at its own expense, in any proceeding controlled by Buyer.

         8.8 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing expressed or implied in this Agreement is intended to confer upon any person, other than the parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.9 Nature and Survival of Representations. All statements contained in any Exhibit, certificate or other instrument delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transaction contemplated hereby shall be deemed representations and warranties by Seller hereunder, and all statements contained in any certificate or other instrument delivered by or on behalf of Buyer pursuant to this Agreement shall be deemed representations and warranties by Buyer. All representations, warranties and agreements made by Seller or Buyer shall survive the Closing hereunder; provided however, that each party's indemnity obligation with respect to a breach of a representation or warranty shall be extinguished after the two year anniversary of the Closing other than as relating to taxes or environmental claims (which shall survive for the applicable statute of limitations), litigations and liens.

         8.10 Notices. If there are any notices to be given in connection with this Agreement, they must be sent in writing by certified mail, return receipt requested with full postage prepaid or via reputable overnight delivery service such as Federal Express or similar. Notices must be addressed to the Buyer or Seller at the addresses appearing at the beginning of this Agreement. However, either party may change its address for notices by sending a notice to that effect to the other party in the above manner. In addition, in order for any notice to become legally effective, a copy of the notice must be sent at the same time and in the same manner to that party's attorney. All notices required under this Agreement must be



                                    Page -19-
given in writing to:

If to Buyer:        KC Acquisition Corp.                        If to Seller:       Roseville Telephone Company
                    325 South River Street                                          200 Vernon Street
                    Hackensack. N.J. 07601                                          Roseville, CA 95678
With a copy to:     Attorney for Buyer:                                             ATTN: President
                    Bruce J. Ackerman, Esq.                     With a copy to:     Attorney for Seller:
                    Shapiro and Croland, Esqs.                                      Jed E. Solomon, Esq.
                    Continental Plaza II                                            Cooper, White & Cooper, LLP
                    411 Hackensack Ave., Sixth Floor                                201 California Street, 17th Floor
                    Hackensack, N.J. 07601                                          San Francisco, CA 94111




         8.11 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other party; provided however, that Buyer may assign all or any other part of its rights or responsibilities hereunder to a corporation controlled by, in control of or under common control with, Buyer, in which event Buyer hereunder shall remain liable for all obligations of the Buyer. Otherwise, this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         8.12 Governing Law/Counterparts. This Agreement shall be governed by and construed in accordance with California law. All disputes shall be exclusively resolved in the Superior Court of California in Los Angeles County. Buyer and Seller each hereby consent (i) to the exercise of personal jurisdiction over them by, and venue in the state courts located in the state of California; and (ii) to the service of process for any of the court paper by any form of mail requiring a signed receipt. The foregoing consent is not intended to preclude service upon any person or entity by any other means authorized by the courts of the state of California. This Agreement may be executed in counterparts, with each such counterpart being deemed to constitute an original document and with all such counterparts together being deemed to constitute one and the same instrument.

         8.13 Further Documents and Cooperation. Subsequent to the Closing, Seller and Buyer without the necessity of any further consideration whatsoever. shall each execute and deliver such further instruments of conveyance and transfer and take such additional actions as the other party may reasonably request or require to confirm or further evidence the transfer to Buyer of the Assets, the Contracts, and other property to be conveyed hereunder and the assumption by Buyer of the Assumed Liabilities. In the event of the dissolution. liquidation or winding out of the affairs of Seller, Seller shall take all actions (including those reasonably requested by Buyer) necessary to ensure that the shareholders of Seller shall jointly and severally assume all of the liabilities and obligations of Seller resulting from or relating to the transactions contemplated by this Agreement, including providing for the payment, discharge or performance of Seller's liabilities and the performance of the indemnification provisions of Seller contained herein; provided however, that such assumption shall not operate to modify or discharge any of the obligations of Seller under this Agreement. Prior to any such dissolution, liquidation or winding up of Seller, Seller shall furnish at least sixty (60) day's prior notice thereof to Buyer. At all times after the Closing, Seller shall cooperate with Buyer and support Buyer in its retention of all former employees of Seller which Buyer has sought to retain. Seller shall do everything necessary to insure that, except to the extent of the Assumed Liabilities, the sale and transfer to Buyer of the Assets the Contracts and the other properties conveyed hereunder will not subject Buyer or the Assets, the Contracts and the other property conveyed hereunder to any liability or claim now pending or hereafter brought or claimed against Seller or any of Seller's assets, whether by operation of law (including any bulk ??? transfer law), by contract or otherwise, including any claim or liability

                                   Page -20-
resulting from any tax ???, rule or regulation or, resulting from any employee benefit, profit-sharing or pension plan or labor agreement to which Seller is a party or by which it or any of its assets is bound or affected or resulting from any third party claim based on interference with contractual advantage, prospective business relations or similar causes of action.



         8.14 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. `

         8.15 No Strict Construction. The language used in this Agreement will be deemed to be the line which chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.


         8.16 Captions, Gender and Number. The captions used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and wi11 not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement. As used in this Agreement (including any exhibits, schedules, and amendments), the masculine, feminine, and neuter gender and the singular or plural number shall be deemed to include the others whenever the context may so require. References to "Sections" and "Exhibits" are to sections of or exhibits to this Agreement unless otherwise stated.


         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


SELLER
Roseville Telephone Company, for itself and its division
          RTC Alarm Monitoring Services


By: /s/ illegilbe
    -------------------------------------
Title: Exec. V.P. - CFO
       ----------------------------------

BUYER
KC Acquisition Corp.

By: /s/ illegilbe
    -------------------------------------
Title: President
       ----------------------------------


                                   Page -21-

                                 Exhibit 1.1(a)

                                Assets Schedule


         All dealer and subscriber contracts associated with Assets being sold.

         All Retail Contracts.

         All Dealer Contracts.

         Leases and other contracts which are necessary to the use and enjoyment of the Assets.

         All telephone lines in connection with the monitoring of any and all Subscribers under any Contracts.

         All telephone numbers utilized in connection with the monitoring of any and all Subscribers under any Contracts.

         All of Seller's records in regard to these Assets.

         All of the Seller's rights to and goodwill in connection with the Assets.

         Seller's rights under all of its Contracts listed on Exhibit 1.1(D) Closing Contracts Schedule attached hereto (including any and all security deposits).

         All of Seller's claims, causes of action and rights of recovery (including warranty and indemnity claims and the like) against manufacturers and/or suppliers of any assets included in the Assets, and against any other party relating to the Assets.

         The non-exclusive right to use its name "RTC Alarm Monitoring
Services" or any other name including the words "RTC" and "Alarm" or otherwise in connection with the Buyer securing the full use and benefit of the Assets for the License Period.

         All advertising materials and all other printed or written materials relating to the Assets.

         The right to receive and open mail, notes and accounts receivable remittances and payments and other communications addressed to Seller as relating to the ownership or use of the Assets.

         All rights of Seller arising out of expenses that Seller has prepaid in connection with any of the Assets and are necessary for Buyer to conduct business at any location as Seller has heretofore conducted business there.

         All documents, data and information relating to any and all Dealers or Subscribers under any Contracts.

        All Accounts Receivable.

        All equipment on the attached Equipment Listing.


                                   Page -22-

-------------------------------------------------------------------------------
Quantity                                   Equipment Listing
-------------------------------------------------------------------------------
         2 1400 APC UPS unit Bay Mounted
-------------------------------------------------------------------------------
         8 TTY Cluster (RS232)
-------------------------------------------------------------------------------
         3 15 Port A/B Black Box Switches
-------------------------------------------------------------------------------
         1 SMC 10 Base T Concentrator 10 ports
-------------------------------------------------------------------------------
         1 Windows MASlink Comserver w/ monitor Keyboard & Mouse
-------------------------------------------------------------------------------
         1 8 port Digi DB25
-------------------------------------------------------------------------------
        26 A/B switch for receivers
-------------------------------------------------------------------------------
         2 Bytelink A/B switch for receivers
-------------------------------------------------------------------------------
         1 Watch dog switch
-------------------------------------------------------------------------------
        10 Buffer Screens
-------------------------------------------------------------------------------
         2 Main Buffer Screen Computer w/Monitor, Keyboard & Mouse
-------------------------------------------------------------------------------
         1 Prolog Dictaphone 33251-032, Dual DDS3 (1920hr) Drive, 1280
           hour instant Playback Module
-------------------------------------------------------------------------------
         1 Dictaphone Management Workstation
-------------------------------------------------------------------------------
         1 Dictaphone Cassette Re-recorder
-------------------------------------------------------------------------------
         3 Epson DFX-8500 w/Ethernet
-------------------------------------------------------------------------------
         6 Multi-tech Modems (MASlink)
-------------------------------------------------------------------------------
         1 Paging Modem
-------------------------------------------------------------------------------
         1 Faxing Modem
-------------------------------------------------------------------------------
         1 SOS Modem
-------------------------------------------------------------------------------
         1 DOS MASlink Back-Up Computer Set
-------------------------------------------------------------------------------
        13 5-High Meridian File Cabinets
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           Test Units
-------------------------------------------------------------------------------
         1 DSC Test Panel 832
-------------------------------------------------------------------------------
         1 Radionics Test Panel 4112
-------------------------------------------------------------------------------
         1 DMP Test Panel 1912XR
-------------------------------------------------------------------------------
         1 ITI Test Panel SX-V
-------------------------------------------------------------------------------
        10 Auto Dialer Test
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           Receivers
-------------------------------------------------------------------------------
        10 Ademco 685-Loaded
-------------------------------------------------------------------------------
         6 Radionics 6500-Loaded
-------------------------------------------------------------------------------
         2 ITI CS4000 Loaded
-------------------------------------------------------------------------------
         2 Radionics 6600-Loaded
-------------------------------------------------------------------------------
         2 Radionics 6600-4 Line cards
-------------------------------------------------------------------------------
         4 Surgard and MLR 2 w/14 Lines
-------------------------------------------------------------------------------
         3 Dealer Care Workstations & Desks
-------------------------------------------------------------------------------
         3 Dealer Care PC Computer Sets
-------------------------------------------------------------------------------
         1 MASlink Documentation
-------------------------------------------------------------------------------
         6 UL Receiver Racks
-------------------------------------------------------------------------------

                                   Page -23-

-------------------------------------------------------------------------------
            Spare Units
-------------------------------------------------------------------------------
          1 Surgard Shelf w/ SG-CPM2
-------------------------------------------------------------------------------
          2 Radionics D6615
-------------------------------------------------------------------------------
          6 Radionics Line Cards
-------------------------------------------------------------------------------
          3 Radionics D6545
-------------------------------------------------------------------------------
          1 Radionics D6515
-------------------------------------------------------------------------------
          1 Radionics D6535
-------------------------------------------------------------------------------
          1 Radionics 6555
-------------------------------------------------------------------------------
          1 Ademco SA 685-5
-------------------------------------------------------------------------------
          1 Ademco SA 685-7
-------------------------------------------------------------------------------
          1 Ademco SA 685-1
-------------------------------------------------------------------------------
          3 Ademco SA 685-8
-------------------------------------------------------------------------------
          1 Ademco SA 685-1O
-------------------------------------------------------------------------------
          1 Ademcc SA 685-29
-------------------------------------------------------------------------------
          1 Ademco 2810 Memory Card
-------------------------------------------------------------------------------
          1 Ademco CPU
-------------------------------------------------------------------------------
          1 Ademco Display Card
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
            Aviion System:
-------------------------------------------------------------------------------
            HARDWARE
-------------------------------------------------------------------------------
          2 DATA GENERAL AViiON 3650-200
-------------------------------------------------------------------------------
            DUAL 200mHZ PENTIUM PROCESSORS
-------------------------------------------------------------------------------
          1 mb INTEGRATED L-2 CACHE
-------------------------------------------------------------------------------
            FOUR SCSI CLUSTERS FOR 64 PORTS
-------------------------------------------------------------------------------
            TWO 4.OGb Disk Drives
-------------------------------------------------------------------------------
            CDROM DRIVE
-------------------------------------------------------------------------------
            4/8 Gb 4mm TAPE DRIVE
-------------------------------------------------------------------------------
            DUAL PCI LAN CONTROLLERS
-------------------------------------------------------------------------------
            THREE PCI SCSI ADAPTERS
-------------------------------------------------------------------------------
            REMOTE DIAGNOSTIC MODEM
-------------------------------------------------------------------------------
            15 SVGA MONITOR
-------------------------------------------------------------------------------
          2 MONITORS AND KEYBOARDS
-------------------------------------------------------------------------------
          2 RACK MOUNT CHASSIS
-------------------------------------------------------------------------------
          1 60" DEEPRACK CABINET
-------------------------------------------------------------------------------
          1 2.5/5Gb QIC TAPE DRIVE
-------------------------------------------------------------------------------
            SUPPORT SERVICES
-------------------------------------------------------------------------------
          1 FM LISTING
-------------------------------------------------------------------------------
          1 UL LISTING
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            SOFTWARE LICENSES
-------------------------------------------------------------------------------
          2 B32 BUSINESS BASIC Sublicenses FOR 64 PROCESSES (RTU FEES)
-------------------------------------------------------------------------------
          2 MAS AUTOMATION LICENSES (57,000 Accounts)
-------------------------------------------------------------------------------

                                 Exhibit l.l(d)

                               Contracts Schedule

           All of Seller's Retail Contracts (listing to be attached).

           All of Seller's Dealer Contracts (listing to be attached).

  All software licenses and agreements for use and maintenance of software and hardware (listing to be attached).

 Leases and other contracts which are necessary to the use and enjoyment of the Assets (listing to be attached).

                                 Exhibit 1.3(A)

                              Assumed Liabilities

         NONE, except that Buyer shall assume and agree to pay, perform and discharge only the following effective after the Closing: all of the obligations, liabilities and commitments of Seller arising from events occurring after the Closing under or with respect to each WRMR Contract being sold and assigned to Buyer in this Agreement.

                                Exhibit 1.6(A)(1)

                                  Bill of Sale

         KNOW ALL MEN BY THESE PRESENT that Roseville Telephone Company, for itself and its division RTC Alarm Monitoring Services ("Seller"), a California
             having offices at                 , Roseville, California, for and
in consideration of the sum of                   and no/100 Dollars ($     .00)
and other good and valuable consideration paid to it by KC Acquisition Corp. ("Buyer") a New Jersey corporation, having offices at 325 South River Street, Hackensack, N.J. 07601, the receipt of which is hereby acknowledged by Seller, hereby grants, bargains, sells, conveys, transfers and sets over unto Buyer, its successors and assigns, all of Seller's rights, title and interests in and to the fixed, intangible and other assets described on Schedule A attached hereto and made a part hereof (the "Assets").

         Seller hereby warrants and represents to Buyer and its successors and assions that Seller has good legal title to, and good and lawful right to sell the Assets, that the Assets are free and clear of any and all claims, liens, security interests and other encumbrances of any kind or nature whatsoever, and that upon the delivery of this Bill of Sale to Buyer, Buyer has and will have good and marketable title to the Assets, free and clear of any and all claims, liens, security interests and other encumbrances of any kind or nature whatsoever. Seller covenants that it will defend Buyer's title to the Assets against the demands of all persons.

         All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto. and their legal representatives, successors, and assigns, respectively.

         In all references herein to any parties, persons, entities or corporation the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed in its name by its duly authorized officers this 27th day of December, 2001.



            Roseville Telephone Company, for itself and its division
                    RTC Alarm Monitoring Services ("Seller")



                                              By:
------------------------------------          --------------------------------
Secretary                                           Vice President

STATE OF CALIFORNIA

COUNTY OF PLACER           SS:

         I CERTIFY that on December              , 2001,

                              , as                          , an officer of
Roseville Telephone Company, for itself and its division RTC Alarm Monitoring Services, the "Seller" in the foregoing Bill of Sale (hereinafter the "Corporation") personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person):

         (a) is named in and personally signed this document on behalf of the Corporation in his or her official capacity;

         (b) has full authority to act on behalf of the Corporation; and

         (c) signed, sealed and delivered this document as the voluntary act and deed of the Corporation intending for the Corporation to be fully bound thereby.

                               Exhibit 1.6(A)(2)

                             Bring Down Certificate

         The undersigned hereby certifies that each and every representation and warranty set forth in any documents relating to the sale and assignment of property and assets to KC Acquisition Corp. of the undersigneds' equipment and other assets utilized in connection with the operation of its business known as RTC Alarm Monitoring Services, together with the non-exclusive rights for the License Period to the name RTC Alarm in connection with the operation of the monitoring of fire and security and the transfer of ownership and use of telephone lines and telephone numbers being transferred to Buyer are true and correct today the same as if restated at length herein.


            Roseville Telephone Company, for itself and its division
                    RTC Alarm Monitoring Services ("Seller")



                                             By:
-------------------------------------           -------------------------------
Secretary                                         Vice President

Dated: December 27, 2001

                                 Exhibit 1.7(C)

                              Restrictive Covenant

         This Agreement is entered into this 21st day of December, 2001, by and between KC Acquisition Corp., having offices at 325 South River Street, Hackensack, N.J. 07601 (hereinafter the "Company"), and Roseville Telephone Company, for itself and its division RTC Alarm Monitoring Services, a California corporation and its officers and employees for so long as such officers and employees are within its employ (hereinafter collectively the "Seller"), having offices at 200 Vernon Street, Roseville, CA. Together, the Company and Seller are collectively the "parties" and each individually a "party" hereto.

         WHEREAS, the Company and Seller have agreed to set forth in this Agreement the relationship of Seller to the Company as to the matters addressed herein in connection with the sale of certain assets by Seller to the Company and as a condition to the sale.

         NOW, Therefore, for and in consideration of one dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller agrees as follows:

l. CONFIDENTIALITY AND TRADE SECRETS AGREEMENT: Seller individually, jointly and severally covenants and agrees that it will not at any time during the period of six (6) years from the date hereof, utilize personally or reveal or disclose to any other firm, person, or entity, nor permit to be revealed or disclosed any confidential, proprietary, or secret information concerning any of the Company's Contracts, Dealers or Subscribers, including but not limited to such "confidential information" as trade secrets, financial data, customer lists, pricing, discount and sales information, billings and collections, marketing plans, contracts, assets, vendor agreements, any advertising materials (regardless whether such materials are copyrighted), or anything else relating to the Company's Contracts, Dealers or Subscribers made known to Seller or Officer.

2. NON-COMPETITION AGREEMENT: In consideration for entering into this Agreement and for the sale of specified contract assets to the Company, Seller acknowledges and agrees that Seller has necessarily had access to the identity of the Dealers and Subscribers of the Seller and the Company, the requirements of those Dealers and Subscribers for the services as are provided by the Company, financial data, customer lists, pricing, special pricing, discount and sales information, marketing, purchasing habits, or anything else relating to the Company's billings and collections, sales or methods of operations made known to Seller. From and after the date hereof and for a period of six (6) years herefrom, Seller individually, jointly and severally agrees that it shall NOT, without the prior written consent of the Company, which may be unreasonably withheld, on its own behalf, on behalf of any other person, or on behalf of or as a partner, shareholder, officer, director, employee, agent, consultant or trustee of any entity, or otherwise, directly or indirectly, (a) contact any Dealer or Subscriber who the Seller did business with during the eighteen month period preceding the date hereof, or (b) sell to any Dealer or Subscriber of a WRMR Contract any product or service which the Company then sells, produces, or has sold or produced for that Dealer or Subscriber.

3. REMEDIES: The parties acknowledge that remedies at law for breach of this Agreement will not adequately protect the Company's rights and, therefore, that the Company shall be entitled to a preliminary and/or permanent injunction to enforce the provisions of this Agreement in addition to and not to the exclusion of all other remedies available to the Company.

4. NON-WAIVER: The waiver by the Company or Seller of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach. No course of dealing or any delay on the part of either party in exercising or enforcing their rights under this Agreement shall operate as a waiver of such rights.

5. GOVERNING LAW: This Agreement shall be made and delivered in California and shall be governed by and construed in accordance with the laws of the State of California applicable to Agreements made and to be performed entirely within the State of California, excluding any rule or principle of the conflict of laws that might otherwise refer the interpretation of construction of this Agreement to the laws of any other jurisdiction. Seller consents to jurisdiction in the Superior Court of California in Los Angeles County.

6. SEVERABILITY: If any of the provisions of this Agreement, or the application of any term or provision to any persons or circumstances is invalid or unenforceable to any extent, then the remainder of this Agreement or the application of the terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the extent permitted by law.

7. ASSIGNMENT: This Agreement shall not be assigned without the written consent of the other party hereto.

8. CONSTRUCTION: Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. Defined terms shall have the meanings as set forth in the Asset Purchase Agreement between the parties hereto of this same date, which definitions are incorporated herein by reference.

9. NOTICES: Any notice to be given under this Agreement shall be sufficient if it is in writing and delivered in person or sent by certified mail, return receipt requested, postage pre-paid, to Officer at the residence on the books and records of the Company, or to the President of the Company at the firm's principal office as set forth above or as may hereafter be changed.

10. ENTIRE AGREEIMENT: This Agreement contains the entire Agreement of the parties as to the subject matter hereof and supersedes all prior agreements and understandings pertaining to the subject matter hereof whether written or oral. No modification or amendment of this Agreement shall be effective unless in a written instrument, executed by both of the parties hereto. The Parties hereto agree to a standard of reasonableness in interpretation of this Agreement.


WITNESS:                              KC Acquisition Corp.
                                      (the "Company")

                                      By:
-----------------------------            -------------------------------------
                                                       Title


                                             Roseville Telephone Company,
                                              for itself and its division
                                                  RTC Alarm Monitoring
                                                  Services ("Seller")

                                      By:
-----------------------------            -------------------------------------
Secretary                                          Vice President

                                Exhibit l.7(C)(1)

                            Confidentiality Agreement

         This Agreement is entered into this 21st day of December, 2001, by and between KC Acquisition Corp., having offices at 325 South River Street, Hackensack, N.J. 07601 (hereinafter "the Company"). and (hereinafter the "Employee"), having offices at 200 Vernon Street, Roseville, CA. Together, the Company and Employee are collectively the "parties" and each individually a "party" hereto.

         WHEREAS, the Company and the Employer of Employee, Roseville Telephone Company have agreed to a certain sale of assets in which the agreement of the employees of the Employer to this Confidentiality Agreement is an essential part.

         NOW, Therefore, for and in consideration of one dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned Employee agrees as follows:

1. CONFIDENTIALITY AND TRADE SECRETS AGREEMENT: Employee covenants and agrees that he or she will not at any time during the period of six (6) years from the date hereof, utilize personally or reveal or disclose to any other firm, person, or entity, nor permit to be revealed or disclosed any confidential, proprietary, or secret information concerning any of the Company's Contracts. Dealers or Subscribers, including but not limited to such "confidential information" as trade secrets, financial data, customer lists, pricing, discount and sales information, billings and collections, marketing plans, contracts, assets, vendor agreements, any advertising materials (regardless whether such materials are copyrighted), or anything else relating to the Company's Contracts. Dealers or Subscribers made known to Employee, nor contact or solicit business from any person or entity who was a Dealer or Subscriber of Roseville Telephone Company as of December 2001.

2. REMEDIES: The parties acknowledge that remedies at law for breach of this Agreement will not adequately protect the Company's rights and, therefore, that the Company shall be entitled to a preliminary and/or permanent injunction to enforce the provisions of this Agreement in addition to and not to the exclusion of all other remedies available to the Company.

3. NON-WAIVER: The waiver by the Company or Employee of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach. No course of dealing or any delay on the part of either party in exercising or enforcing their rights under this Agreement shall operate as a waiver of such rights.

4. GOVERNING LAW: This Agreement shall be made and delivered in California and shall be governed by and construed in accordance with the laws of the State of California applicable to Agreements made and to be performed entirely within the State of California, excluding any rule or principle of the conflict of laws that might otherwise refer the interpretation of construction of this Agreement to the laws of any other jurisdiction. Employee consents to jurisdiction in the Superior Court of California in Los Angeles County.

5. SEVERABILITY: If any of the provisions of this Agreement, or the application of any term or provision to any persons or circumstances is invalid or unenforceable to any extent, then the remainder of this Agreement or the application of the terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of


                                   Page -33-
this Agreement shall be valid and enforceable to the extent permitted by law.

6. ASSIGNMENT: This Agreement shall not be assigned without the written consent of the other party hereto.

7. CONSTRUCTION: Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. Defined terms shall have the meanings as set forth in the Asset Purchase Agreement between the parties hereto of this same date, which definitions are incorporated herein by reference.

8. NOTICES: Any notice to be given under this Agreement shall be sufficient if it is in writing and delivered in person or sent by certified mail, return receipt requested, postage pre-paid, to Employee at the residence on the books and records of Roseville Telephone Company, or to the President of the Company at the firm's principal office as set forth above or as may hereafter be changed.

9. ENTIRE AGREEMENT: This Agreement contains the entire Agreement of the parties as to the subject matter hereof and supersedes all prior agreements and understandings pertaining to the subject matter hereof whether written or oral. No modification or amendment of this Agreement shall be effective unless in a written instrument, executed by both of the parties hereto. The Parties hereto agree to a standard of reasonableness in interpretation of this Agreement.


WITNESS:                              KC Acquisition Corp.
                                        (the "Company")


                                      By:
-----------------------------            --------------------------
                                                 Title




-----------------------------         -----------------------------
                                              ("Employee")



                                   Page -34-

                                 Exhibit 1.7(J)

                     Seller Certificate under Section 1.7(J)

                               CLOSING CERTIFICATE
                 (Pursuant to Section 1.7(J) of the Agreement)

         Pursuant to Section 1.7(J) of the Asset Purchase Agreement dated December 10, 2001 (the "Agreement") by and among KC Acquisition Corporation (the "Buyer") and RTC Alarm Monitoring Services, a division of Roseville Telephone Company (the "Seller"), the Seller does hereby certify as follows:

         It has reviewed the conditions specified for Closing in Sections 1.7(F), 1.7(G), 1.7(H) and 1.7(I) of the Agreement (copies of which Sections are attached hereto as Schedule A), and the undersigned does hereby certify that the conditions for Closing set forth in such Sections have been fulfilled as of the date hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 27th day of December, 2001.

                        Roseville Telephone Company, for itself and its division
                                     RTC Alarm Monitoring Services


                        BY:
                           -------------------------------------


                                   Page -35-

                                   SCHEDULE A
                  to Seller Certificate under Article 1.7(J)

         (F). The representations and warranties of Seller set forth in Article 2 must be in all respects true and correct at and as of the Closing as though then made and as though the Closing Date or substituted for the date of this Agreement.

         (G). Seller shall have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

         (H). As of the Closing Date, there shall not have been since January 1, 2001 (i) any material adverse change in the Business, the Assets or the Contracts sold hereunder; or (ii) any material casualty loss or damage to Seller's assets, whether or not covered by insurance.

         (I). As of the Closing, no action or proceeding before any court or governmental body or agency shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful any of such transactions, cause any of such transactions to be rescinded, or adversely affect any of the Assets, the locations where the Business is operated, any of the Contracts or Buyer's use or enjoyment thereof.


                                   Page -36-

                                 Exhibit 1.7(K)

                Seller Secretary Certificate under Section 1.7(K)

                             SECRETARY'S CERTIFICATE
                  (Pursuant to Section 1.7(K) of the Agreement)


         I, ____________________, the duly appointed Secretary of RTC Alarm Monitoring Services, a division of Roseville Telephone Company, a California corporation (the "Corporation"), do hereby certify to KC Acquisition Corp. ("KC"), in connection with that certain Asset Purchase Agreement dated December 10, 2001, by and among the Corporation and KC, as follows:

         1. Attached hereto as Exhibit A are true, correct and complete copies of the Articles of Incorporation of the Corporation and all amendments thereto, and same remain in full force and effect as of the date hereof.

         2. Attached hereto as Exhibit B are true, correct and complete copies of the By-Laws of the Corporation and all amendments thereto, and same remain in full force and effect as of the date hereof.

         3. Attached hereto as Exhibit C are true, correct and complete copies of certain resolutions duly adopted by the unanimous consent of the Board of Directors and to the extent required of the Shareholders of the Corporation. Such resolutions have not been revoked, rescinded, modified or amended and are still in full force and effect on the date hereof and are the only resolutions adopted by the Board of Directors and Shareholders relating to the subject matter thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 27th day of December, 2001.


                                              ---------------------------------
                                                                Secretary



                                   Page -37-

                                   EXHIBIT A

                           Articles of Incorporation



                                   Page -38-

                                   EXHIBIT B

                                    By-Laws



                                    Page -39-

                                   EXHIBIT C

                                  Resolutions



                                   Page -40-

                               Exhibit 1.7(L)(vi)

                   Seller Certificate under Section 1.7(L)(vi)

                               CLOSING CERTIFICATE
                (Pursuant to Section 1.7(L)(vi) of the Agreement)


         Pursuant to Section 1.7(L)(vi) of the Asset Purchase Agreement dated December 10, 2001 (the "Agreement") by and among KC Acquisition Corporation (the "Buyer") and RTC Alarm Monitoring Services, a division of Roseville Telephone Company, a California corporation (the "Seller"), the Seller, together with its directors, do hereby certify as follows:

         No casualty, loss or damage has occurred to any of the Assets (as such term is defined in the Agreement) since the date of the Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 27th day of December, 2001.

                       Roseville Telephone Company, for itself and its division
                                RTC Alarm Monitoring Services



                       By:
                          ------------------------------------



                                    Page -41-

                              Exhibit 1.7(L)(vii)

                 Seller Certificate under Section 1.7(L)(vii)

                               CLOSING CERTIFICATE
               (Pursuant to Section 1.7(L)(vi) of the Agreement)


         Pursuant to Section 1.7(L)(vi) of the Asset Purchase Agreement dated December 10, 2001 (the "Agreement") by and among KC Acquisition Corporation (the "Buyer") and RTC Alarm Monitoring Services, a division of Roseville Telephone Company, a California corporation (the "Seller"), the Seller, together with its directors, do hereby certify as follows:

         All of the information required to be set forth in any section of the Disclosure Schedule of the Agreement has been provided to Buyer and is attached hereto in order to complete the Disclosure Schedule to the Agreement, as though the Closing Date were substituted for the date of the Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 27th day of December, 2001.

                    Roseville Telephone Company, for itself and its division
                                   RTC Alarm Monitoring Services


                    BY:
                       ----------------------------------



                       ----------------------------------
                                      Director



                       ----------------------------------
                                      Director




                                   Page -42-

                                 Exhibit 1.7(M)

      Transfer Forms for Telephone Lines and Numbers under Section 1.7(M)


                                   Page -43-

                                 Exhibit 1.8(D)

                     Buyer Certificate under Section 1.8(D)

                              CLOSING CERTIFICATE
                 (Pursuant to Section 1.8(D) of the Agreement)

         Pursuant to Section 1.8(D) of the Asset Purchase Agreement dated December 10, 2001 (the "Agreement") by and among KC Acquisition Corporation (the "Buyer") and RTC Alarm Monitoring Services, a division of Roseville Telephone Company (the "Seller"), the Buyer does hereby certify as follows:

         It has reviewed the conditions specified for Closing in Sections 1.8(A), 1.8(B), and 1.8(C) of the Agreement (copies of which Sections are attached hereto as Schedule A), and the undersigned does hereby certify that the conditions for Closing set forth in such Sections have been fulfilled as of the date hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 27th day of December, 2001.

                                   KC Acquisition Corp.

                                   BY:
                                      -------------------------------


                                   Page -44-

                                   SCHEDULE A
                  to Seller Certificate under Article 1.8(D)

         (A). The representations and warranties of Buyer set forth in Article 3 must be true and correct at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement.

         (B). Buyer shall have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

         (C). As of the Closing, no action or proceeding before any court or government body or agency shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful any of such transactions, or cause any of such transactions to be rescinded.


                                   Page -45-

                                  Exhibit 1.11

                                   Definitions

"Accounts Receivable" means all trade accounts receivable owned by Seller which have arisen in the normal course of Seller's Business relating to Performing WRMR Contracts, except a trade account receivable being pursued by a collection agency, attorney or other outside agency as of the date of execution of this agreement or thereafter.

"Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director, officer, or 10% or more shareholder of such Person.

"Agreement" has the meaning ascribed to it in the preface.

"Assigned Contracts" means those contracts which the Buyer and Seller have agreed to set forth on the Closing Contracts Schedule.

"Business" means the security alarm monitoring business operations of Seller.

"Business Day" means any day on which banks are not authorized or required to close in New York City, New York.

"Buyer" has the meaning ascribed to it in the preface.

"Closing" means the closing of the purchase and sale of assets contemplated under this Agreement.

"Closing Date" means the date and time of the Closing.

"Collections" means all cash collections and other cash proceeds of any Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable.

"Contracts" means all WRMR Contracts set forth on Exhibit 1.1(D).

"Damages" means all liabilities, demands, claims, legal actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including reasonable fees and expenses of attorneys, accounts and other professionals sustained or incurred in connection with the corporation in or with the defense, investigation or cure of any claim.

"Dealer Contract" means dealer agreement(s) for central station monitoring of all customers of the dealer which Buyer has accepted for purchase and which fulfill its criteria of a WRMR Contract.

"Debt" means (a) indebtedness for borrow money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles recorded as capital leases, (e) obligations under direct or


                                   Page -46-
indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above, and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

"Disclosure Schedule" means the schedule entitled "Disclosure Schedule" delivered by the Seller and the Shareholders and initialed by the Shareholders, Seller and Buyer for identification, which schedule is arranged in sections corresponding to the letter and numbered subsections contained in Article 2 of the Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"Event of Default" means (a) Seller (i) shall fail to perform or observe any term, covenant or agreement under this or any other agreement or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or (b) any representation or warranty made or deemed made by Seller or any of its officers under or in connection with this Agreement or any other Transaction Document or any information or report delivered by Seller pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or (c) Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to Seller; or (d) Seller shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $50,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or (e) the liens granted by Seller to Buyer pursuant to this Agreement shall for any reason cease to be valid and perfected first priority liens in the collateral referred to herein; or (f) Seller shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or (g) there shall have occurred any event which may materially adversely affect the collectibility of the Receivables or the ability of Seller to collect the Receivables or otherwise perform its obligations under this Agreement.


                                   Page -47-

"Excluded Liabilities" has the meaning ascribed to it in section 1.3 of the Agreement.

"Incipient Event of Default" means an event that but for notice or lapse of time or both would constitute an Event of Default.

"Including" or any form of it means including without limitation.

"Knowledge" (or any variation thereof), when referring to any Person, means the actual knowledge of such Person after due inquiry.

"Lease" means a lease related to Seller's Business to which Seller is a party and which appears on the Closing Contracts Schedule to the Agreement.

"Lien" means any mortgage, pledge, lien, encumbrance, claim, charge, security interest or other right to claim possession or ownership.

"Location" means the premises which are the subject of a Lease.

"Obligor" means a Person obligated to make payments pursuant to a WRMR Contract.

"Performing WRMR" means the RMR on all Performing WRMR Contracts.

"Performing WRMR Contract" means the WRMR Contracts as herein defined and which Buyer has accepted for purchase and have no arrearage of sixty (60) days or more.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Purchased Assets" means all properties, assets and rights which Seller conveys, or purports to convey, to Buyer at the Closing.

"Receivable" means the Accounts Receivable relating to the indebtedness of an Obligor under a WRMR Contract, and includes any other obligations of such Obligor with respect thereto. Each scheduled monthly payment under a WRMR Contract shall constitute a separate Receivable.

"Recurring Monthly Revenue" or "RMR" means the monthly recurring income which a Dealer or Subscriber has contracted to pay for the monitoring services to be provided to that customer for the customer or for his, her or its own customers under his, her or its contract for monitoring services, less prepayments in connection with any such accounts and excluding all other non-standard charges such as, but not limited to, radio backup monitoring.

"Related Security" means with respect to any Receivable (a) all of Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the WRMR Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the WRMR Contract related to


                                    Page -48-
such Receivable or otherwise; and (d) the WRMR Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing, software and related property and rights) relating to such Receivable and the related Obligor.

"Retail Contract" means the retail subscriber monitoring agreement(s) which Buyer has accepted for purchase which fulfill its criteria of a WRMR Contract.

"Seller" has the meaning ascribed to it in the preface.

"Shareholders" means and includes all individuals and entities having any ownership interest, directly or indirectly, in RTC Alarm Monitoring Services or its parent company and all officers and directors of Seller.

"Subscriber" means the end user of monitoring services pursuant to a WRMR Contract. This person is the owner of the home where monitoring services are rendered. A person who rents a home does not qualify as a Subscriber.

"Subscriber Contract" means agreement(s) with a Subscriber for central station monitoring of the Subscriber's residence pursuant to a WRMR Contract.

"Transaction Document" means any of this Agreement, the Bill of Sale, Restrictive Covenant Agreement relating hereto and all other agreements and documents delivered and/or related hereto or thereto.

"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

"WRMR Contract" means the wholesale and retail Dealer Contracts and Subscriber Contracts for security system monitoring which Buyer has accepted for purchase which fulfill its criteria of (a) 1, 12, 24, 36, 48 or 60 months contracts, none of which have been cancelled, non-renewed, or threatened to be cancelled or non-renewed, in default or breach of any kind; (b) generate between $2.00 and $25.00 per month in recurring revenue; (c) are substantially in the form of one of the written contracts approved by Buyer; and (d) meet the criteria of a Performing WRMR Contract.


                                   Page -49-

                                   Exhibit 2

                              Disclosure Schedule


                                   Page -50-

                                  Exhibit 2.21

                                Listing of Names

                         RTC Alarm Monitoring Services


                                   Page -51-

                                   Exhibit 3.1

                            Buyer Corporate Structure

I. KC Acquisition Corp., a New Jersey corporation owned by Thomas Few (80%), Timothy McGinn (10%) and David L. Smith (10%).

         1. KC Funding Corporation, a Delaware corporation - 100% subsidiary of KC Acquisition Corp.

         2. King Central Funding Corporation, a New Jersey corporation - 100% subsidiary of KC Acquisition Corp.

         3. Monital Signal Corporation, a New Jersey Corporation, successor to Griptight Holdings, Inc., Monital Signal Corporation and Monitoring Acquisition Corporation - 99.2% subsidiary of KC Acquisition Corp., .8% owned by LWG Holdings Limited, an English limited company.

            (A.) Monital Funding Corporation, a Delaware corporation - 100% subsidiary of Monital Signal Corporation.


                                   Page -52-

                                  Exhibit 8.3

            Seller Business Continuation Agreement under Section 8.3


                                   Page -53-